As filed with the Securities and Exchange Commission on February 12, 2019

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CSX Corporation

(Exact Name of Registrant as Specified in Its Charter)

Commonwealth of Virginia	62-1051971
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

CSX Capital Trust I

(Exact Name of Registrant as Specified in Its Charter)

Delaware	54-2039106
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

CSX Transportation, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Commonwealth of Virginia	54-6000720
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

500 Water Street, 15th Floor

Jacksonville, Florida 32202

(904) 359-3200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nathan D. Goldman

Executive Vice President and Chief Legal Officer, Corporate Secretary

CSX Corporation

500 Water Street, 15th Floor

Jacksonville, Florida 32202

(904) 359-3200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Richard D. Truesdell, Jr.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has been elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Debt Securities of CSX Corporation
Debt Securities of CSX Transportation, Inc.
Guarantees of Debt Securities of CSX Transportation, Inc. (2)
Warrants
Preferred Stock
Trust Preferred Securities of CSX Capital Trust I
Guarantee of Trust Preferred Securities of CSX Capital Trust I (2)
Common Stock
Depositary Shares
Purchase Contracts
Units

(1)

An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

(2)	No separate consideration will be received for the guarantees of securities being registered. In accordance with Rule 457(n), no registration fee is payable with respect to such guarantees.

PROSPECTUS

CSX Corporation

DEBT SECURITIES, WARRANTS, PREFERRED STOCK, COMMON STOCK, DEPOSITARY SHARES, PURCHASE CONTRACTS, UNITS, GUARANTEES OF DEBT SECURITIES OF CSX TRANSPORTATION, INC., GUARANTEES OF TRUST PREFERRED SECURITIES OF CSX CAPITAL TRUST I

CSX Transportation, Inc.

DEBT SECURITIES

CSX Capital Trust I

TRUST PREFERRED SECURITIES

We may offer from time to time common stock, preferred stock, depositary shares, warrants, purchase contracts, units, debt securities of CSX Corporation, debt securities of CSX Transportation, Inc., guarantees of debt securities of CSX Transportation, Inc., and, in conjunction with CSX Capital Trust I, guaranteed trust preferred securities.

Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 3 of this prospectus and beginning on page 8 of our annual report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference herein.

We may offer securities through one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of the securities offered, see “Plan of Distribution” in this prospectus.

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “CSX.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2019.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

In this prospectus, except as the context may otherwise require, the terms “CSX,” the “Company,” “we,” “us,” and “our” refer to CSX Corporation, a Virginia corporation, together with its subsidiaries; the term “CSXT” refers to CSX Transportation, Inc., a Virginia corporation; and references to the “Trust” refer to CSX Capital Trust I, a Delaware statutory trust.

i

ii

CSX CORPORATION / CSX TRANSPORTATION, INC.

CSX, based in Jacksonville, Florida, is one of the nation’s leading transportation companies. The Company provides rail-based transportation services including traditional rail service and the transport of intermodal containers and trailers.

CSX’s principal operating subsidiary, CSX Transportation, Inc. (“CSXT”), provides an important link to the transportation supply chain through its approximately 20,500 route mile rail network, which serves major population centers in 23 states east of the Mississippi River, the District of Columbia and the Canadian provinces of Ontario and Quebec. It has access to over 70 ocean, river and lake port terminals along the Atlantic and Gulf Coasts, the Mississippi River, the Great Lakes and the St. Lawrence Seaway. This access allows the Company to meet the dynamic transportation needs of manufacturers, industrial producers, the automotive industry, construction companies, farmers and feed mills, wholesalers and retailers, and energy producers. The Company’s intermodal business links customers to railroads via trucks and terminals. CSXT also serves thousands of production and distribution facilities through track connections with other Class I railroads and approximately 230 short-line and regional railroads. CSXT is also responsible for the Company’s real estate sales, leasing, acquisition and management and development activities after a merger with CSX Real Property, Inc., a former wholly-owned CSX subsidiary, on July 1, 2017. In addition, as substantially all real estate sales, leasing, acquisition and management and development activities are focused on supporting railroad operations, all results of these activities are included in operating income beginning in 2017. Previously, the results of these activities were classified as operating or non-operating based on the nature of the activity and were not material for any prior periods presented.

In addition to CSXT, the Company’s subsidiaries include CSX Intermodal Terminals, Inc. (“CSX Intermodal Terminals”), Total Distribution Services, Inc. (“TDSI”), Transflo Terminal Services, Inc. (“Transflo”), CSX Technology, Inc. (“CSX Technology”) and other subsidiaries. CSX Intermodal Terminals owns and operates a system of intermodal terminals, predominantly in the eastern United States and also performs drayage services (the pickup and delivery of intermodal shipments) for certain customers and trucking dispatch operations. TDSI serves the automotive industry with distribution centers and storage locations. Transflo connects non-rail served customers to the many benefits of rail by transferring products from rail to trucks. The biggest Transflo markets are chemicals and agriculture, which includes shipments of plastics and ethanol. CSX Technology and other subsidiaries provide support services for the Company.

CSX CAPITAL TRUST I

CSX Capital Trust I, which is referred to in this prospectus as the “Trust,” is a statutory trust formed under Delaware law by us, as sponsor for the Trust, and BNY Mellon Trust of Delaware, as successor to Chase Bank USA, National Association (formerly known as Chase Manhattan Bank USA, National Association), who will serve as trustee in the State of Delaware for the purpose of complying with the provisions of the Delaware Statutory Trust Act. The Trust was established pursuant to a trust agreement dated as of May 1, 2001 and a certificate of trust filed with the Secretary of State of the State of Delaware on May 1, 2001, as amended by the certificate of amendment filed with the Secretary of State of the State of Delaware on February 5, 2013. The trust agreement for the Trust will be amended and restated substantially in the form included as an exhibit to the registration statement, effective when securities of the Trust are initially issued. The amended and restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The amended and restated trust agreement will state the terms and conditions for the Trust to issue and sell its trust preferred securities and its trust common securities (together, the “trust securities”). Under the amended and restated trust agreement, the Trust will exist for the exclusive purposes of:

•	issuing two classes of trust securities, trust preferred securities and trust common securities, which together shall represent undivided beneficial interests in the assets of the Trust;

•	investing the gross proceeds of the trust securities in our subordinated debt securities;

•	making distributions; and

•	engaging in only those other activities necessary, advisable or incidental to the purposes listed above.

We will purchase all of the trust common securities of the Trust. The trust common securities will have terms substantially identical to, and will rank equal in priority of payment with, the trust preferred securities. However, if an event of default under our subordinated indenture pursuant to which the subordinated debt securities held by the Trust were issued occurs, then cash distributions and liquidation, redemption and other amounts payable on the trust common securities will rank lower in priority of payment than the trust preferred securities.

We will guarantee the trust preferred securities as described later in this prospectus and in the applicable prospectus supplement.

Pursuant to an agreement as to expenses and liabilities that we will enter into as required under the amended and restated trust agreement, we will pay all indebtedness, expenses, fees and liabilities of the Trust, except that the Trust shall pay for its own obligations to pay to holders of trust preferred securities the amounts due such holders pursuant to the terms of such securities.

Subordinated debt securities of CSX will be the sole assets of the Trust, and our payments under those subordinated debt securities and the agreement as to expenses and liabilities will be the sole revenue of the Trust. No separate financial statements of the Trust are included in this prospectus. CSX considers that those financial statements would not be material to holders of the trust preferred securities because the Trust has no independent operations and the purpose of the Trust is as described above. The Trust is not required to file annual, quarterly or special reports with the Securities and Exchange Commission (the “SEC”).

Our, CSXT’s and the Trust’s principal executive offices are located at 500 Water Street, 15th Floor, Jacksonville, Florida, and our and their telephone number is (904) 359-3200. We maintain a website at www.csx.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

About this Prospectus

This prospectus is part of a registration statement that CSX Corporation, CSX Transportation, Inc., and CSX Capital Trust I filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. The exhibits to the registration statement of which this prospectus forms a part and the documents incorporated herein by reference contain the full text of certain contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information relating to the securities, you should review the full text of those documents.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 6, 2019;

(b)	Current Report on Form 8-K filed with the SEC on January 16, 2019 (Item 8.01 only); and

(c)

The information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2017, provided in our Definitive Proxy Statement on Schedule 14A filed with the SEC in two parts on April 5, 2018 and one part on May 5, 2018.

You may request a copy of any filings referred to above, at no cost, by contacting CSX at the following address: Nathan D. Goldman, Executive Vice President and Chief Legal Officer, Corporate Secretary, CSX Corporation, 500 Water Street, 15th Floor, Jacksonville, Florida 32202, telephone number (904) 359-3200.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

RISK FACTORS

Investing in the securities covered by this prospectus involves risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors,” if any, in the applicable prospectus supplement and in our then most recent Annual Report on Form 10-K, and in any updates to those risk factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include the reduction or refinancing of outstanding indebtedness, capital expenditures, working capital requirements, improvements in productivity and other cost reductions, redemptions and repurchases of certain outstanding securities, acquisitions and other business opportunities. CSX has not specifically allocated the proceeds to these purposes as of the date of this prospectus. The precise amount and timing of the application of the proceeds from the sale of securities will depend upon funding requirements and the availability and cost of other funds at the time of the sale of securities. Allocation of the proceeds of a particular series of securities, or the principal reasons for the offering, if no allocation has been made, will be described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

For purposes of the “Description of Debt Securities,” the term “CSX” refers to CSX Corporation.

DEBT SECURITIES OF CSX CORPORATION

CSX may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities will be either senior obligations or subordinated obligations of CSX. Senior debt securities may be issued under a senior indenture dated as of August 1, 1990 between CSX and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as trustee, as currently supplemented and amended and as further supplemented and amended from time to time (the “senior indenture”). Subordinated debt securities may be issued under a subordinated indenture to be entered into between CSX and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as trustee, as may be supplemented and amended from time to time (the “subordinated indenture”). A copy of the senior indenture and a copy of the form of the subordinated indenture have been incorporated by reference in, or included as exhibits to, the registration statement of which this prospectus is a part. The senior indenture and the subordinated indenture, together with any other indenture CSX may enter into in connection with the issuance of debt securities, as applicable, are sometimes referred to collectively as the “indentures.” The trustee under the senior indenture and the trustee under the subordinated indenture, together with the trustee under any other indenture CSX may enter into in connection with the issuance of debt securities, as applicable, are sometimes referred to collectively as the “trustees.”

The discussion of the material provisions of the senior indenture and the subordinated indenture and the debt securities set forth below and the discussion of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are subject to and are qualified in their entirety by reference to all of the provisions of the applicable indenture, which provisions (including defined terms) are incorporated in this description of debt securities by reference. The senior indenture and the subordinated indenture are each subject to and governed by the Trust Indenture Act.

The debt securities may be issued from time to time in one or more series of senior debt securities and one or more series of subordinated debt securities. Neither the senior indenture nor the subordinated indenture limits the aggregate principal amount of debt securities that may be issued under it. Unless otherwise provided in the terms of a series of debt securities, a series of debt securities may be reopened for issuances of additional debt securities of that series without notice to or consent of any holder of outstanding debt securities. The terms of each series of debt securities will be established by supplemental indenture or by or pursuant to a resolution of our Board of Directors and set forth in, or determined in the manner provided for in, an officer’s certificate.

The following description of debt securities summarizes certain general terms and provisions of the series of senior or subordinated debt securities to which any prospectus supplement may relate. The particular terms of each series of debt securities offered by a prospectus supplement or prospectus supplements will be described in the prospectus supplement or prospectus supplements relating to that series. The prospectus supplement or prospectus supplements will also indicate whether the general terms and provisions described in this prospectus do not apply to a particular series of debt securities.

Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

General

The prospectus supplement for a particular series of debt securities will describe the specific terms of that series, including (where applicable):

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•

the rate or rates per annum at which the debt securities will bear interest, if any, or the formula pursuant to which the rate or rates will be determined, and the date or dates from which interest will accrue;

•	the interest payment dates on which interest on the debt securities will be payable and the regular record date for any interest payable on any registered debt securities on any interest payment date;

•

whether the debt securities are to be issuable as registered debt securities or bearer debt securities or both, whether any of the debt securities are to be issuable initially in temporary global form and whether any of the debt securities are to be issuable in permanent global form;

•

the person to whom any interest on any registered debt securities will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for that interest, the manner in which, or the person to whom, any interest on any bearer debt security will be payable, if otherwise than upon presentation and surrender of the applicable coupons, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date will be paid if other than in the manner provided in the relevant indenture and the extent to which, or the manner in which, any interest payable on a permanent global debt security on an interest payment date will be paid;

•

each office or agency where, subject to the terms of the relevant indenture as described below under “Payment and Paying Agents,” the principal of and any premium and interest on the debt securities will be payable and each office or agency where, subject to the terms of the relevant indenture as described below under “Form, Exchange, Registration and Transfer,” the debt securities may be presented for registration of transfer or exchange;

•

the period or periods within which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed, in whole or in part, at our option and the other detailed terms and conditions of any optional redemption provisions;

•

the obligation, if any, of CSX to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holder of the debt securities and the period or periods within which and the price or prices at which the debt securities will be redeemed or purchased, in whole or in part, pursuant to that obligation, and the other detailed terms and conditions of that obligation;

•

the denominations in which any registered debt securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000, and the denomination or denominations in which bearer debt securities will be issuable, if other than denominations of $5,000;

•

the currency or currencies, including currency units, in which payment of principal of and any premium and interest on the debt securities will be payable if other than U.S. dollars and the ability, if any, of CSX or the holders of the debt securities to have payments made in any currency other than those in which the debt securities are stated to be payable;

•

whether the amount of payments of principal of, premium, if any, and interest, if any, on the debt securities may be determined with reference to an index and the manner in which those amounts will be determined;

•	the portion of the principal amount of the debt securities that will be payable upon acceleration if other than the full principal amount;

•	any listing on a securities exchange or quotation system;

•	the application of, and any limitations on or modifications to, the terms of the indenture described below under “Discharge, Defeasance and Covenant Defeasance;”

•	the terms, if any, upon which the debt securities may be convertible into or exchangeable for other securities;

•	any material United States federal income tax consequences;

•	whether the debt securities will be senior debt securities or subordinated debt securities and the ranking of the debt securities relative to other outstanding indebtedness;

•

if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitations on the issuance of additional senior indebtedness; and

•	any other relevant terms of the debt securities, including covenants and event of default provisions, not inconsistent with the provisions of the relevant indenture.

The prospectus supplement will also describe any special provisions for the payment of additional amounts relating to specified taxes, assessments or other governmental charges in respect of the debt securities of that series and whether CSX has the option to redeem the affected debt securities rather than pay those additional amounts.

As used in this prospectus and any prospectus supplement relating to the offering of any debt securities, references to the principal of and premium, if any, and interest, if any, on the debt securities will be deemed to include mention of the payment of additional amounts, if any, required by the terms of the debt securities.

If the purchase price of any debt securities is payable in a currency other than U.S. dollars or if principal of, or premium, if any, or interest, if any, on any of the debt securities is payable in any currency other than U.S. dollars, the specific terms and other information with respect to those debt securities and that currency will be specified in the related prospectus supplement.

Debt securities of a series may also be issued under the relevant indenture upon the exercise of warrants issued by CSX. See “Description of Securities Warrants.”

The senior and subordinated indentures do not contain any provisions that may afford the holders of debt securities of any series protection in the event of a highly leveraged transaction or other transaction that may occur in connection with a takeover attempt resulting in a decline in the credit rating of the debt securities. Those provisions, if applicable to the debt securities of any series, will be described in the related prospectus supplement.

Form, Exchange, Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The senior and subordinated indentures, however, provide that CSX may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer debt securities will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices located outside the United States of certain United States financial institutions. Purchasers of bearer debt securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Those procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer debt securities. Unless otherwise indicated in an applicable prospectus supplement or prospectus supplements, bearer debt securities will have interest coupons attached. The senior and subordinated indentures also provide that debt securities of a series may be issuable in temporary or permanent global form. See “Global Debt Securities.”

At the option of the holder, subject to the terms of the relevant indenture, registered debt securities of any series will be exchangeable for other registered debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if debt securities of any series are issuable as both registered debt securities and bearer debt securities, at the option of the holder, subject to the terms of the relevant indenture, bearer debt securities (with all unmatured coupons, except as provided below, and with all matured coupons in default) of that series will be exchangeable for registered debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer debt securities surrendered in exchange for registered debt securities between a regular record date or a special record date and the relevant date for payment of interest will be surrendered without the coupon relating to that date for payment of interest and interest will not be payable in respect of the registered debt security issued in exchange for that bearer debt security, but will be payable only to the holder of the coupon relating to that date when due in accordance with the terms of the relevant indenture. Registered debt securities, including registered debt securities received in exchange for bearer debt securities, may not be exchanged for bearer debt securities. Each bearer debt security and coupon will bear a legend to the following effect:

“Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.”

Debt securities may be presented for exchange as provided above, and registered debt securities may be presented for registration of transfer (with the form of transfer duly executed), at the office of the security registrar or at the office of any transfer agent designated by CSX for that purpose with respect to any series of debt securities and referred to in an applicable prospectus supplement, without a service charge and upon payment of any taxes and other governmental charges as described in the relevant indenture. The transfer or exchange will be effected upon the records of the security registrar or the transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. CSX has appointed the trustee as security registrar. If a prospectus supplement refers to any transfer agent (in addition to the security registrar) initially designated by CSX with respect to any series of debt securities, CSX may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that, if debt securities of a series are issuable solely as registered debt securities, CSX will be required to maintain a transfer agent in each place of payment for that series and, if debt securities of a series are issuable as bearer debt securities, CSX will be required to maintain (in addition to the security registrar) a transfer agent in a place of payment for that series located outside the United States and its possessions. CSX may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any partial redemption, CSX will not be required to:

•

issue, register the transfer of or exchange any debt security during a period beginning at the opening of business 15 days before any selection for redemption of debt securities of like tenor and of the series of which that debt security is a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of debt securities of like tenor and of the series to be redeemed;

•	register the transfer of or exchange any registered debt security so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

•

exchange any bearer debt security so selected for redemption, except to exchange that bearer debt security for a registered debt security of that series and like tenor which is immediately surrendered for redemption.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, principal of and any premium and interest on bearer debt securities will be payable, subject to any applicable laws and regulations, at the offices of paying agents outside the United States and its possessions that CSX may designate from time to time or, at the option of the holder, by check or by transfer to an account maintained by the payee with a financial institution located outside the United States and its possessions. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on a bearer debt security on any interest payment date will be made only against surrender to the paying agent of the coupon relating to that interest payment date. No payment with respect to any bearer debt security will be made at any office or agency of CSX in the United States or its possessions or by check mailed to any address in the United States or its possessions or by transfer to any account maintained with a financial institution located in the United States or its possessions. However, payments of principal of and any premium and interest on bearer debt securities denominated and payable in U.S. dollars will be made at the office of the paying agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount in U.S. dollars at all offices or agencies outside the United States and its possessions is illegal or effectively precluded by exchange controls or other similar restrictions.

Unless otherwise indicated in an applicable prospectus supplement, principal of and any premium and interest on registered debt securities will be payable, subject to any applicable laws and regulations, at the office of the paying agent or paying agents that CSX may designate from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled to that payment as that address appears in the security register. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on a registered debt security on any interest payment date will be made to the person in whose name that registered debt security (or predecessor debt security) is registered at the close of business on the regular record date for that interest.

Unless otherwise indicated in an applicable prospectus supplement, the corporate trust office of the trustee in The City of New York will be designated as a paying agent for CSX for payments with respect to debt securities of each series which are issuable solely as registered debt securities and as a paying agent for payments with respect to debt securities of each series (subject to the limitations described above in the case of bearer debt securities) which are issuable solely as bearer debt securities or as both registered debt securities and bearer debt securities. Any paying agents outside the United States and its possessions and any other paying agents in the United States or its possessions initially designated by CSX for the debt securities of each series will be named in the applicable prospectus supplement. CSX may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that if debt securities of a series are issuable solely as registered debt securities, CSX will be required to maintain a paying agent in each place of payment for that series and, if debt securities of a series are issuable as bearer debt securities, CSX will be required to maintain:

•

a paying agent in the Borough of Manhattan, The City of New York for payments with respect to any registered debt securities of the series (and for payments with respect to bearer debt securities of the series in the circumstances described above, but not otherwise), and

•	a paying agent in a place of payment located outside the United States and its possessions where debt securities of that series and any related coupons may be presented and surrendered for payment;

provided, however, that if the debt securities of that series are listed on a stock exchange located outside the United States and its possessions and that stock exchange requires CSX to do so, CSX will maintain a paying agent in a city located outside the United States and its possessions for the debt securities of that series.

All moneys paid by CSX to a paying agent for the payment of the principal of and any premium or interest on any debt security of any series which remain unclaimed at the end of two years after that principal, premium or interest has become due and payable will be repaid to CSX and the holder of that debt security or any related coupon will after that time look only to CSX for payment of that principal, premium or interest.

Ranking of Debt Securities; Holding Company Structure

The senior debt securities will be unsecured unsubordinated obligations of CSX and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness of CSX. The subordinated debt securities will be unsecured obligations of CSX and will be subordinated in right of payment to all existing and future senior indebtedness (as defined below) of CSX. See “Additional Terms of Subordinated Debt Securities—Subordination.”

The debt securities are obligations exclusively of CSX. CSX is a holding company, substantially all of whose consolidated assets are held by our subsidiaries. Accordingly, the cash flow of CSX and the consequent ability to service our debt, including the debt securities, are largely dependent upon the earnings of those subsidiaries.

Because CSX is a holding company, the debt securities issued by CSX will be effectively subordinated to all existing and future indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations of CSX’s subsidiaries. Therefore, CSX’s rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization will be subject to the prior claims of that subsidiary’s creditors, except to the extent that CSX may itself be a creditor with recognized claims against the subsidiary, in which case the claims of CSX would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of that subsidiary senior to that held by CSX. Although certain debt instruments to which CSX and our subsidiaries are parties impose limitations on the incurrence of additional indebtedness, both CSX and our subsidiaries retain the ability to incur substantial additional indebtedness and lease and letter of credit obligations.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities in definitive form, a global debt security may not be transferred except as a whole by the depositary for that global debt security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to a series of global debt securities and certain limitations and restrictions relating to a series of global bearer debt securities will be described in the prospectus supplement relating to that series.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common stock, preferred stock, depositary shares or other debt securities will be set forth in the applicable prospectus supplement. Those terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option.

Certain Covenants and Agreements of CSX

The indentures do not limit the amount of indebtedness or lease obligations that may be incurred by CSX and our subsidiaries. The indentures do not contain provisions that would give holders of the debt securities the right to require CSX to repurchase their debt securities in the event of a decline in the credit rating of our debt securities resulting from a takeover, recapitalization or similar restructuring, or otherwise. Those provisions, if applicable to the debt securities of any series, will be described in the related prospectus supplement.

Covenant in the Senior Indenture—Limitation on Liens on Stock of Our Principal Subsidiaries.

Unless otherwise indicated in the applicable prospectus supplement and the relevant indenture supplement, the following covenant will be applicable to senior debt securities issued pursuant to our senior indenture but not to subordinated debt securities issued pursuant to our subordinated indenture. The senior indenture provides that CSX may not, nor may it permit any subsidiary to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any stock or indebtedness, whether owned on the date of the senior indenture or acquired later, of any principal subsidiary, to secure any obligation (other than the senior debt securities) of CSX, any subsidiary or any other person, unless all of the outstanding senior debt securities (and other outstanding debt securities issued from time to time pursuant to the senior indenture) will be directly secured equally and ratably with that obligation. This provision does not restrict any other property of CSX or our subsidiaries. The senior indenture defines “obligation” as indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness; “principal subsidiary” as CSXT; and “subsidiary” as a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by CSX or one or more subsidiaries, or by CSX and one or more subsidiaries. The senior indenture does not prohibit the sale by CSX or any subsidiary of any stock or indebtedness of any subsidiary, including any principal subsidiary.

Provision in Indentures—Consolidation, Merger and Sale of Assets.

Unless otherwise indicated in the applicable prospectus supplement and the relevant indenture supplement, the following provision will be applicable to both senior debt securities issued pursuant to our senior indenture and subordinated debt securities issued pursuant to our subordinated indenture. Each such indenture provides that CSX may, without the consent of the holders of any of the outstanding debt securities of any series, consolidate with, merge into or transfer our assets substantially as an entirety to any corporation organized under the laws of any domestic or foreign jurisdiction, provided that:

•	the successor corporation assumes, by a supplemental indenture, CSX’s obligations on the debt securities of each series and under the respective indentures;

•	after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default will have occurred and be continuing; and

•

CSX delivers to the relevant trustee an officer’s certificate and an opinion of counsel each stating that the transaction and supplemental indenture, if any, comply with the applicable article of the respective indentures and that all conditions precedent in the respective indentures relating to the transaction have been complied with.

Events of Default

An “event of default” with respect to the debt securities of any series is defined in each of our senior indenture and subordinated indenture, unless the prospectus supplement and the relevant indenture supplement otherwise provide, as:

•	a failure to pay principal of or any premium on any of the debt securities of that series when due;

•	a failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	a failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•

a failure to perform any other covenant of CSX in the relevant indenture (other than a covenant included in that indenture solely for the benefit of a series of debt securities other than that series) continued for 90 days after written notice as provided in the relevant indenture;

•	certain events of bankruptcy, insolvency or reorganization of CSX; or

•	any other event of default provided with respect to debt securities of that series.

No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. Each indenture provides that the trustee thereunder may withhold notice to the holders of the debt securities of any series of the occurrence of a default with respect to the debt securities of that series (except a default in payment of principal, premium, if any, interest, if any, or sinking fund payments, if any) if such trustee considers it in the interest of the holders thereof to do so.

Subject to the provisions of the Trust Indenture Act requiring each trustee, during an event of default under the relevant indenture, to act with the requisite standard of care, and to the provisions of the relevant indenture relating to the duties of the trustee in case an event of default occurs and is continuing, a trustee will be under no obligation to exercise any of its rights or powers under the relevant indenture at the request or direction of any of the holders of debt securities of any series thereunder or any related coupons unless those holders offer to such trustee reasonable security or indemnity. Subject to the provisions for the indemnification of the relevant trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under the relevant indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the relevant trustee, or exercising any trust or power conferred on such trustee, with respect to debt securities of that series.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the relevant trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of all the outstanding debt securities of such series (or a lesser amount, if provided for in the applicable series) to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made but before a judgment or decree for payment of money due has been obtained by the relevant trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all events of default have been cured or waived.

No holder of any debt securities of any series or any related coupons will have any right to institute any proceeding with respect to the relevant indenture or for any remedy under such indenture, unless that holder has previously given to the relevant trustee written notice of a continuing event of default with respect to debt securities of that series, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered reasonable security and indemnity, to the relevant trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. However, these limitations do not apply to a suit instituted by a holder of an outstanding debt security of that series for enforcement of payment of the principal of, or any premium or interest on, that debt security on or after the respective due dates expressed in that debt security.

CSX is required to furnish to the relevant trustee annually a statement as to performance or fulfillment of covenants, agreements or conditions in the relevant indenture and as to the absence of default.

Meetings, Modification and Waiver

Unless the prospectus supplement and the relevant indenture supplement otherwise provide, each of our senior indenture and our subordinated indenture contains provisions permitting CSX and the relevant trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series issued under that indenture and affected by a modification or amendment (voting as one class), to modify or amend any of the provisions of that indenture or of those debt securities or the rights of the holders of those debt securities under that indenture, provided that no modification or amendment will, without the consent of each holder of each outstanding debt security affected by that modification or amendment:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any such debt security, or reduce the principal amount of or the rate of interest on or any premium payable upon the redemption of any such debt security, or change any obligation of CSX to pay additional amounts (except as contemplated and permitted by the relevant indenture), or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of that security or change the coin or currency in which any debt security or any premium or interest on any such debt security is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any such debt security (or, in the case of redemption, on or after the redemption date);

•

reduce the percentage in principal amount of such debt securities, the consent of the holders of which is required for any modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the relevant indenture or certain defaults under such indenture and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities;

•	change any obligation of CSX to maintain an office or agency in the places and for the purposes required by the relevant indenture;

•

solely in the case of the subordinated indenture, modify any of the provisions of the subordinated indenture relating to subordination of the subordinated debt securities or the definition of senior indebtedness in a manner adverse to the holders of the subordinated debt securities; or

•	modify any of the above provisions (except as permitted by the relevant indenture).

Unless the prospectus supplement and the relevant indenture supplement otherwise provide, each of our senior indenture and our subordinated indenture also contains provisions permitting CSX and the relevant trustee, without the consent of the holders of the debt securities issued under such indentures, to modify or amend the relevant indenture in order, among other things:

•	to add any additional events of default or add to the covenants of CSX for the benefit of the holders of all or any series of debt securities issued under the relevant indenture;

•	to establish the form or terms of debt securities of any series issued under the relevant indenture;

•

to cure any ambiguity, to correct or supplement any provision in the relevant indenture which may be inconsistent with any other provision in such indenture, or to make any other provisions with respect to matters or questions arising under such indenture which will not adversely affect the interests of the holders of any debt securities issued under such indenture in any material respect; or

•

to change or eliminate any of the provisions of the relevant indenture, provided that the change or elimination will become effective only when there is no debt security outstanding of any series issued under such indenture created prior to the execution of the supplemental indenture which is entitled to the benefit of that provision.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all the debt securities of that series, waive, insofar as that series is concerned, compliance by CSX with certain restrictive provisions of the relevant indenture, including the covenant described above under “—Certain Covenants and Agreements of CSX—Covenant in the Senior Indenture—Limitation on Liens on Stock of Our Principal Subsidiaries” (which covenant appears only in the Senior Indenture). The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series and any related coupons, waive any past default under the relevant indenture with respect to debt securities of that series, except a default (a) in the payment of principal of or any premium or interest on any debt security of that series or (b) in respect of a covenant or provision of such indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.

Each of our senior indenture and our subordinated indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the relevant indenture or are present at a meeting of holders of debt securities for quorum purposes:

(1)

the principal amount of an original issue discount debt security that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of the date of the determination upon acceleration of the maturity thereof;

(2)

the principal amount of a debt security denominated in a foreign currency or currency unit will be the U.S. dollar equivalent, determined as of the date of original issuance of that debt security, of the principal amount of that debt security or, in the case of an original issue discount debt security, the U.S. dollar equivalent, determined as of the date of original issuance of that debt security, of the amount determined as provided in (1) above; and

(3)	any debt security owned by CSX or any other obligor on that debt security or any affiliate of CSX or other obligor will be deemed not to be outstanding.

Each of our senior indenture and our subordinated indenture contains provisions for convening meetings of the holders of debt securities of any or all series issued under such indenture. A meeting may be called at any time by the relevant trustee, and also, upon request, by CSX or the holders of at least 10% in aggregate principal amount of the outstanding debt securities of that series, in each case upon notice given in accordance with “Notices” below and the provisions of the relevant indenture. Except for any consent which must be given by the holder of each outstanding debt security that would be affected as described above, any resolution presented at a meeting, or adjourned meeting duly reconvened, at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except for any consent which must be given by the holder of each outstanding debt security that would be affected, as described above, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series may be adopted at a meeting, or an adjourned meeting duly reconvened, at which a quorum is present only by the affirmative vote of the holders of not less than the specified percentage in principal amount of the outstanding debt securities of that series.

Any resolution passed or action taken at any meeting of holders of debt securities of any series duly held in accordance with the relevant indenture will be binding on all holders of debt securities of that series and the related coupons. The quorum required for any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at that meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing that specified percentage in principal amount of the outstanding debt securities of the series will constitute a quorum.

Notices

Except as otherwise provided in the relevant indenture, notices to holders of bearer debt securities will be given by publication at least twice in a daily newspaper of general circulation in The City of New York and in any other city or cities as may be specified in the applicable debt securities. Notices to holders of registered debt securities will be given by mail to the addresses of those holders as they appear in the security register.

Title

Title to any bearer debt securities (including bearer debt securities in temporary global form and in permanent global form) and any related coupons will pass by delivery. CSX, the relevant trustee and any agent of CSX or the relevant trustee may treat the bearer of any bearer debt security and the bearer of any coupon and the registered owner of any registered debt security as the absolute owner (whether or not that debt security or coupon is overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Replacement of Debt Securities

Any mutilated debt security or a debt security with a mutilated coupon will be replaced by CSX at the expense of the holder upon surrender of that debt security to the relevant trustee. Debt securities or coupons that become destroyed, lost or stolen will be replaced by CSX at the expense of the holder upon delivery to the relevant trustee of evidence of the destruction, loss or theft satisfactory to CSX and the relevant trustee; in the case of any coupon which becomes destroyed, lost or stolen, that coupon will be replaced by issuance of a new debt security in exchange for the debt security to which the coupon appertains. In the case of a destroyed, lost or stolen debt security or coupon, an indemnity satisfactory to the relevant trustee and CSX may be required at the expense of the holder of that debt security or coupon before a replacement debt security will be issued.

Discharge, Defeasance and Covenant Defeasance

Unless the prospectus supplement and the relevant indenture supplement otherwise provide, upon the direction of CSX, each of our senior indenture and our subordinated indenture will generally cease to be of further effect with respect to any series of debt securities issued under such indenture specified by CSX (subject to the survival of certain provisions of such indenture) when:

•	CSX has delivered to the relevant trustee for cancellation all debt securities issued under such indenture; or

•

all debt securities issued under such indenture not previously delivered to the relevant trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and CSX has deposited with the relevant trustee as trust funds the entire amount sufficient to pay and discharge at stated maturity or upon redemption the entire indebtedness on all debt securities issued under such indenture;

and if, in either case, CSX has paid or caused to be paid all other sums payable under the relevant indenture with respect to the debt securities of that series by CSX and CSX has delivered to the trustee an officer’s certificate and an opinion of counsel each stating that the requisite conditions have been complied with.

In addition, unless otherwise provided in an applicable prospectus supplement, CSX may elect with respect to any series of debt securities either:

(1)	to defease and be discharged from any and all obligations with respect to those debt securities (except as otherwise provided in the relevant indenture) (“defeasance”), or

(2)

to be released from our obligations with respect to those debt securities described above under “—Certain Covenants and Agreements of CSX—Covenant in the Senior Indenture—Limitation on Liens on Stock of Our Principal Subsidiaries” (which covenant appears only in the senior indenture) and certain other restrictive covenants in the relevant indenture and, if indicated in the applicable prospectus supplement, our obligations with respect to any other covenant applicable to the debt securities of that series (“covenant defeasance”).

If we exercise our defeasance option by making a defeasance payment with respect to any series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to any series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the covenants noted under clause (2) of the immediately preceding paragraph. We may exercise our defeasance option with respect to those debt securities even though we may have previously exercised our covenant defeasance option.

If CSX effects covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which there has been covenant defeasance, including the covenant described above under “—Certain Covenants and Agreements of CSX—Covenant in the Senior Indenture—Limitation on Liens on Stock of Our Principal Subsidiaries,” (which covenant appears only in the senior indenture) and which would no longer be applicable to those debt securities after the covenant defeasance, the amount of monies and/or government obligations deposited with the applicable trustee to effect the covenant defeasance may not be sufficient to pay amounts due on those debt securities at the time of any acceleration resulting from such event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

We may exercise our defeasance option or our covenant defeasance option with respect to any series of debt securities, only if:

(1)

CSX irrevocably deposits in trust with the relevant trustee cash and/or U.S. government obligations for the payment of principal, premium, if any, and interest with respect to those debt securities to maturity or redemption, as the case may be, and we deliver to the relevant trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. government obligations plus any deposited money without investment will provide cash at the times and in the amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all those debt securities to maturity or redemption, as the case may be,

(2)	no event of default with respect to the debt securities of that series has occurred and is continuing

•	on the date of the deposit, or

•	with respect to certain bankruptcy defaults, at any time during the period ending on the 123rd day after the date of the deposit,

(3)

the defeasance or covenant defeasance does not result in the trust arising from that deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”),

(4)

the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the relevant indenture or any other material agreement or instrument to which we are a party or by which we are bound,

(5)

with respect to debt securities under the senior indenture, the defeasance or covenant defeasance does not cause any debt securities of such series then listed on any registered national securities exchange under the Securities Exchange Act of 1934, as amended, to be delisted, and

(6)

CSX delivers to the relevant trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and

(7)

CSX delivers to the relevant trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities as contemplated by the relevant indenture have been complied with.

The opinion of counsel, with respect to defeasance, referred to in clause (6) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the relevant indenture.

The trustee must hold in trust cash or U.S. government obligations deposited with it as described above and must apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities. If and to the extent that deposited money or U.S. government obligations cannot be applied by the trustee because of a court order or are for any reason insufficient in amount, our obligation to pay principal of and any premium and interest shall be reinstated to the extent necessary to cover any deficiency on any relevant due date for payment and, in the case of a covenant defeasance, our covenant obligations will be reinstated unless and until all deficiencies in payment are covered.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustees

The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of CSX, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of those claims, as security or otherwise. Each trustee is permitted to engage in other transactions with CSX and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default under the relevant indenture, or else resign.

CSX and certain of our subsidiaries may from time to time maintain lines of credit, and have other customary banking and commercial relationships, with The Bank of New York Mellon Trust Company, N.A., the trustee under the senior indenture and the trustee under the subordinated indenture, and its affiliates. The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) acts as trustee under the indentures pursuant to which we have issued numerous series of debt securities.

Additional Terms of Subordinated Debt Securities

Additional Covenants Applicable to Subordinated Debt Securities

Under the subordinated indenture, or under one or more supplemental indentures to the subordinated indenture, we will:

•

maintain directly or indirectly 100% ownership of the common securities of any trust to which any subordinated debt securities have been issued while those subordinated debt securities remain outstanding; and

•

pay to any trust to which subordinated debt securities have been issued any taxes, duties or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority on that trust, so that the net amounts received and retained by that trust (after paying any taxes, duties or other governmental charges (other than withholding taxes)) will be not less than that trust would have received had no such taxes, duties or other governmental charges been imposed.

Option to Extend Interest Payment Period

If so indicated in the prospectus supplement, we can defer interest payments by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement. Other details regarding the extension period will also be specified in the applicable prospectus supplement. No extension period may extend beyond the maturity of the applicable subordinated debt securities. At the end of the extension period(s), we will pay all interest then accrued and unpaid, together with interest compounded quarterly at the rate for the applicable subordinated debt securities, to the extent permitted by applicable law.

During any extension period, we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments. Also, we will not make any payments, redeem or repurchase any debt securities of equal or junior rank to the subordinated debt securities or make any guarantee payments on any such debt securities. We may, however, make the following types of distributions:

•	dividends paid in common stock;

•	dividends in connection with the implementation of a shareholder rights plan;

•	payments to a trust holding securities of the same series under a guarantee; or

•

repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants.

Subordination

The payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent and in the manner set forth in the subordinated indenture, in right of payment to the prior payment in full of all senior indebtedness which may at any time and from time to time be outstanding. Unless otherwise provided in the applicable prospectus supplement with respect to an issue of subordinated debt securities, in the event of any distribution of our assets upon any dissolution, winding up, liquidation, reorganization or other similar proceedings of CSX:

•

all senior indebtedness will first be paid in full, or that payment will be provided for, before any payment on account of the principal of, or premium, if any, or interest, if any, on the subordinated debt securities is made, and

•

if any payment or distribution of our assets is received by the trustee under the subordinated indenture or the holders of any of the subordinated debt securities before all senior indebtedness is paid in full, that payment or distribution will be paid over to the holders of senior indebtedness or on their behalf for application to the payment of all senior indebtedness remaining unpaid until all senior indebtedness has been paid in full or that payment provided for, after giving effect to any concurrent payment or distribution to the holders of senior indebtedness.

Subject to the payment in full of all senior indebtedness upon any distribution of our assets, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent of payments made to the holders of senior indebtedness out of the distributive share of the subordinated debt securities.

By reason of subordination of the subordinated debt securities, if there is any distribution of our assets upon dissolution, winding up, liquidation, reorganization or other similar proceedings of CSX,

•

holders of senior indebtedness will be entitled to be paid in full before payments may be made on the subordinated debt securities and the holders of subordinated debt securities will be required to pay over their share of that distribution to the holders of senior indebtedness until all senior indebtedness is paid in full, and

•

creditors of CSX who are neither holders of subordinated debt securities nor holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of the subordinated debt securities.

Furthermore, subordination may result in a reduction or elimination of payments to the holders of subordinated debt securities. The subordinated indenture provides that the subordination provisions in the subordinated indenture will not apply to any money and securities held in trust pursuant to the discharge, defeasance and covenant defeasance provisions of the subordinated indenture (see “—Discharge, Defeasance and Covenant Defeasance” above).

The subordinated indenture also provides that no payment on account of the principal of, or premium, if any, sinking funds, if any, or interest, if any, on the subordinated debt securities will be made unless full payment of amounts then due for the principal of, premium, if any, sinking funds, if any, and interest, if any, on senior indebtedness has been made or duly provided for.

Senior indebtedness means, with respect to any series of subordinated debt securities, the principal, premium, interest and any other payment in respect of any of the following:

(1)	any liability of CSX

•	for borrowed money or under any reimbursement obligation relating to a letter of credit, or

•	evidenced by a bond, note, debenture or similar instrument, or

•	for obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, or

•	for the payment of money relating to a capitalized lease obligation, or

•	for the payment of money under any swap agreement;

(2)	any liability of others described in the preceding clause (1) that CSX has guaranteed or that is otherwise our legal liability; and

(3)	any deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1) and (2) above,

unless, in the instrument creating or evidencing any liability referred to in clause (1) or (2) above or any deferral, renewal, extension or refunding referred to in clause (3) above or pursuant to which the same is outstanding, it is expressly provided that the liability, deferral, renewal, extension or refunding is subordinate in right of payment to all other indebtedness of CSX or is not senior or prior in right of payment to the subordinated debt securities or ranks pari passu with or subordinate to the subordinated debt securities in right of payment; and provided that the subordinated debt securities will not constitute senior indebtedness. Swap agreements are defined as any financial agreement designed to manage our exposure to fluctuations in interest rates, currency exchange rates or commodity prices, including without limitation swap agreements, option agreements, cap agreements, floor agreements, collar agreements and forward purchase agreements.

Senior indebtedness will be entitled to the benefits of the subordination provisions in the subordinated indenture irrespective of the amendment, modification or waiver of any term of the senior indebtedness. We may not amend the subordinated indenture to change the subordination of any outstanding subordinated debt securities without the consent of each holder of senior indebtedness that the amendment would adversely affect.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will set forth the approximate amount of senior indebtedness outstanding as of a recent date. The subordinated indenture does not limit the amount of senior indebtedness that we may issue.

DEBT SECURITIES OF CSX TRANSPORTATION, INC. AND GUARANTEE OF DEBT SECURITIES

OF CSX TRANSPORTATION, INC.

CSXT may issue debt securities that may be either secured by assets of CSXT or senior unsecured obligations of CSXT. The debt securities will be issued under a base indenture dated December 13, 2007 between CSXT and The Bank of New York Mellon Trust Company, N.A., as trustee, as may be supplemented and amended from time to time, or under one or more other indentures that CSXT may enter into in connection with the issuance of debt securities, as applicable. The debt securities may be issued from time to time in one or more series.

Payment obligations under any debt securities issued by CSXT will be fully, unconditionally and irrevocably guaranteed by CSX. The discussion of the material provisions of the guarantee provided for any particular series of debt securities of CSXT will be set forth in an applicable prospectus supplement.

The discussion of the material provisions of a particular series of debt securities set forth in an applicable prospectus supplement are subject to and are qualified in their entirety by reference to all of the provisions of the instruments governing such debt securities, which provisions (including defined terms) are incorporated in this description of debt securities by reference.

The particular terms of each series of debt securities offered by a prospectus supplement or prospectus supplements will be described in the prospectus supplement or prospectus supplements relating to that series.

The prospectus supplement for a particular series of debt securities will describe the specific terms of that series, including (where applicable):

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•

the rate or rates per annum at which the debt securities will bear interest, if any, or the formula pursuant to which the rate or rates will be determined, and the date or dates from which interest will accrue;

•	the interest payment dates on which interest on the debt securities will be payable and the regular record date for any interest payable on any registered debt securities on any interest payment date;

•

whether the debt securities are to be issuable as registered debt securities or bearer debt securities or both, whether any of the debt securities are to be issuable initially in temporary global form and whether any of the debt securities are to be issuable in permanent global form;

•

the period or periods within which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed, in whole or in part, at our option and the other detailed terms and conditions of any optional redemption provisions;

•

the obligation, if any, of CSXT to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holder of the debt securities and the period or periods within which and the price or prices at which the debt securities will be redeemed or purchased, in whole or in part, pursuant to that obligation, and the other detailed terms and conditions of that obligation;

•

the denominations in which any registered debt securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000, and the denomination or denominations in which bearer debt securities will be issuable, if other than denominations of $5,000;

•

the currency or currencies, including currency units, in which payment of principal of and any premium and interest on the debt securities will be payable if other than U.S. dollars and the ability, if any, of CSXT or the holders of the debt securities to have payments made in any currency other than those in which the debt securities are stated to be payable;

•	whether the debt securities will be unsecured or secured and if secured, the terms relating to the collateral thereof;

•	any listing on a securities exchange or quotation system;

•	any provisions relating to the satisfaction and discharge or defeasance or covenant defeasance contained in the relevant indenture;

•	the terms, if any, upon which the debt securities may be convertible into or exchangeable for other securities;

•	any material United States federal income tax consequences; and

•	any other terms of the debt securities not inconsistent with the provisions of the relevant indenture.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND THE GUARANTEE OF THE TRUST

PREFERRED SECURITIES

The following is a summary of the principal terms of the trust preferred securities. The form of amended and restated trust agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the trust preferred securities will include those stated in the amended and restated trust agreement and those made part of the amended and restated trust agreement by the Trust Indenture Act. The trust preferred securities and the trust common securities of the Trust are sometimes referred to in this section as the “trust securities.”

General

The Trust will exist until terminated as provided in its amended and restated trust agreement. Except under certain circumstances, CSX will be entitled to appoint, remove or replace trustees, who will conduct the business and affairs of the Trust. The number of trustees will initially be four, and must consist of:

•	at least one employee, officers or affiliates of CSX, as an administrative trustee;

•	a financial institution unaffiliated with CSX that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act; and

•

one trustee with its principal place of business or who resides in the State of Delaware that will act as Delaware trustee for the purpose of complying with provisions of the Delaware Statutory Trust Act.

The amended and restated trust agreement will authorize the administrative trustees to issue, on behalf of the Trust, two classes of trust securities, trust preferred securities and trust common securities, each of which will have the terms described in this prospectus and in the applicable prospectus supplement. CSX will own all of the trust common securities. The trust common securities will rank equally in right of payment, and payments will be made on the trust common securities, proportionately with the trust preferred securities. However, if an event of default occurs and is continuing under the amended and restated trust agreement, the rights of the holders of the trust common securities to payment of distributions and payments upon liquidation, redemption and otherwise, will be subordinated to the rights of the holders of the trust preferred securities. CSX will acquire, directly or indirectly, trust common securities in a total liquidation amount of approximately 3% of the total capital of the Trust.

In connection with the sale of the trust preferred securities, the Trust will purchase subordinated debt securities of CSX. These subordinated debt securities will be held in trust by the property trustee for the benefit of the holders of the trust securities. CSX will guarantee the payments of distributions and payments on redemption or liquidation with respect to the trust preferred securities, but only to the extent the Trust has funds available to make those payments and has not made the payments. See “Description of the Guarantee.”

The assets of the Trust available for distribution to the holders of trust preferred securities will be limited to payments from us under the subordinated debt securities held by the Trust. If we fail to make a payment on the subordinated debt securities, the Trust will not have sufficient funds to make related payments, including distributions, on its trust preferred securities.

The amended and restated trust agreement will be qualified as an indenture under the Trust Indenture Act. Each property trustee will act as indenture trustee for the trust preferred securities to be issued by the Trust in order to comply with the provisions of the Trust Indenture Act.

The trust preferred securities will have the terms, including with respect to distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or restrictions that are set forth in the amended and restated trust agreement or made part of the amended and restated trust agreement by the Trust Indenture Act or the Delaware Statutory Trust Act. Certain terms of the trust preferred securities will mirror corresponding terms of the subordinated debt securities held by the Trust. In particular, the distribution rate and the distribution payment dates and other payment dates for the trust preferred securities will correspond to the interest rate and interest payment dates and other payment dates on the subordinated debt securities. Holders of trust preferred securities have no preemptive or similar rights.

Provisions of Sole Series of the Trust

The Trust may issue only one series of trust preferred securities. The applicable prospectus supplement will set forth the principal terms of the trust preferred securities that will be offered, including:

•	the name of the trust preferred securities;

•	the liquidation amount and number of trust preferred securities issued;

•

the annual distribution rate(s) or method of determining such rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions, and the place(s) where distributions and other amounts will be paid;

•	the date from which distributions will be cumulative;

•

the optional redemption provisions, if any, including the prices, time periods and other terms and conditions on which the trust preferred securities will be purchased or redeemed, in whole or in part;

•	the terms and conditions, if any, upon which the subordinated debt securities and the related guarantee may be distributed to holders of those trust preferred securities;

•	any securities exchange on which the trust preferred securities will be listed;

•

whether the trust preferred securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for those global certificates and the specific terms of the depositary arrangements; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

The interest rate and interest and other payment dates of each series of subordinated debt securities issued to a trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the trust preferred securities of that trust.

The applicable prospectus supplement or prospectus supplements will describe the U.S. federal income tax considerations applicable to the purchase, holding and disposition of the trust preferred securities offered by such prospectus supplement or prospectus supplements.

Extensions

CSX has the right under the subordinated indenture to defer payments of interest on the subordinated debt securities by extending the interest payment period from time to time on the subordinated debt securities. The administrative trustees will give the holders of the trust preferred securities notice of any extension period upon their receipt of notice from us. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the trust preferred securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period. See “Description of Debt Securities—Debt Securities of CSX Corporation—Additional Terms of Subordinated Debt Securities—Option To Extend Interest Payment Period.”

Distributions

Distributions on the trust preferred securities will be made on the dates payable to the extent that the Trust has funds available for the payment of distributions in the property account held by the property trustee. The Trust’s funds available for distribution to the holders of the trust securities will be limited to payments received from us on the subordinated debt securities. CSX has guaranteed the payment of distributions out of monies held by the Trust to the extent set forth under “Description of the Guarantee.”

Distributions on the trust preferred securities will be payable to the holders named on the securities register of the Trust at the close of business on the record dates, which, as long as the trust preferred securities remain in book-entry only form, will be one business day prior to the relevant payment dates. Distributions will be paid through the property trustee who will hold amounts received in respect of the subordinated debt securities in the property account for the benefit of the holders of the trust securities. In the event that the trust preferred securities do not continue to remain in book-entry only form, the relevant record dates will conform to the rules of any securities exchange on which the trust preferred securities are listed and, if none, the administrative trustees will have the right to select relevant record dates, which will be more than 14 days but less than 60 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the trust preferred securities is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day which is a business day and without any interest or other payment in respect of that delay, except that, if that business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the record date.

Mandatory Redemption of Trust Preferred Securities

The trust preferred securities have no stated maturity date, but will be redeemed upon the maturity of the subordinated debt securities or to the extent the subordinated debt securities are redeemed prior to maturity. The subordinated debt securities will mature on the date specified in the applicable prospectus supplement and may be redeemed at any time, in whole but not in part, in certain circumstances upon the occurrence of a Tax Event or an Investment Company Event as described under “Special Event Redemption.”

Upon the maturity of the subordinated debt securities, the proceeds of their repayment will simultaneously be applied to redeem all the outstanding trust securities at the applicable redemption price. Upon the redemption of the subordinated debt securities, either at our option or as a result of a Tax Event or an Investment Company Event, the proceeds from the redemption will simultaneously be applied to redeem trust securities having a total liquidation amount equal to the total principal amount of the subordinated debt securities so redeemed at the redemption price; provided, that holders of trust securities will be given not less than 20 nor more than 60 days’ notice of the redemption. In the event that fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

Special Event Redemption

Both a Tax Event and an Investment Company Event constitute Special Events for purposes of the redemption provisions described in the two immediately preceding paragraphs.

A Tax Event means that the administrative trustees have received an opinion of independent tax counsel experienced in such matters to the effect that, as a result of any amendment to, change or announced proposed change in:

•	the laws or regulations of the United States or any of its political subdivisions or taxing authorities, or

•	any official administrative pronouncement, action or judicial decision interpreting or applying those laws or regulations,

which amendment or change becomes effective or proposed change, pronouncement, action or decision is announced on or after the date the trust preferred securities are issued and sold, there is more than an insubstantial risk that:

•	the Trust is or within 90 days would be subject to U.S. federal income tax with respect to income accrued or received on the subordinated debt securities,

•	interest payable to the Trust on the subordinated debt securities is not or within 90 days would not be deductible, in whole or in part, by CSX for U.S. federal income tax purposes, or

•	the Trust is or within 90 days would be subject to a material amount of other taxes, duties or other governmental charges.

An Investment Company Event means that the administrative trustees have received an opinion of a nationally recognized independent counsel to the effect that, as a result of an amendment to or change in the Investment Company Act or regulations thereunder on or after the date the trust preferred securities are issued and sold, there is more than an insubstantial risk that the Trust is or will be considered an investment company and be required to be registered under the Investment Company Act.

Redemption Procedures

The Trust may not redeem fewer than all the outstanding trust securities unless all accrued and unpaid distributions have been paid on all trust securities for all distribution periods terminating on or before the date of redemption. In the event that fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

If the Trust gives a notice of redemption in respect of the trust securities (which notice will be irrevocable), then, by 2:00 p.m., New York City time, on the redemption date, and if CSX has paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the subordinated debt securities, (i) with respect to trust preferred securities represented by global securities the property trustee will irrevocably deposit with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities, and (ii) with respect to trust securities not represented by global securities (including the trust common securities), the paying agent will pay the applicable redemption price to the holders of such trust securities by check. If notice of redemption has been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, distributions will cease to accrue and all rights of holders of trust securities called for redemption will cease, except the right of the holders of the trust securities to receive the redemption price but without interest on the redemption price. In the event that any date fixed for redemption of trust securities is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay, except that, if that business day falls in the next calendar year, payment will be made on the immediately preceding business day. In the event that payment of the redemption price in respect of trust securities is improperly withheld or refused and not paid either by the Trust or by CSX under the guarantee, distributions on the trust preferred securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

Subject to the foregoing and applicable law, including, without limitation, U.S. federal securities laws, we or our subsidiaries may at any time, and from time to time, purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Conversion or Exchange Rights

The terms, if any, on which the trust preferred securities are convertible into or exchangeable for common stock or our other securities will be contained in the applicable prospectus supplement. Those terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions under which the number of shares of common stock or our other securities to be received by the holders of trust preferred securities would be subject to adjustment.

Distribution of the Subordinated Debt Securities

CSX will have the right at any time to dissolve the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, to cause subordinated debt securities to be distributed to the holders of the trust securities in a total stated principal amount equal to the total stated liquidation amount of the trust securities then outstanding. Prior to any such dissolution, we will obtain any required regulatory approvals. The right to dissolve the Trust and distribute the subordinated debt securities will be conditioned on our receipt of an opinion rendered by an independent tax counsel that the distribution would not result in the recognition of gain or loss for federal income tax purposes by the holders.

Liquidation Distribution upon Dissolution

The amended and restated trust agreement will state that the Trust will be dissolved:

•	upon our bankruptcy;

•	upon the filing of a certificate of dissolution or its equivalent with respect to CSX;

•	upon the filing of a certificate of dissolution or its equivalent with respect to the Trust;

•	after obtaining the consent of at least a majority in liquidation amount of the trust securities, voting together as a single class;

•	90 days after the revocation of our charter, but only if the charter is not reinstated during that 90-day period;

•

at our election upon notice and upon the distribution of the related subordinated debt securities directly to the holders of the trust securities in exchange therefor, subject to the receipt of an opinion of independent tax counsel that such distribution will not result in the recognition of gain or loss for U.S. federal income tax purposes by holders of trust preferred securities;

•	upon the redemption of all of the trust securities; or

•	upon entry of a court order for the dissolution of CSX or the Trust.

In the event of a dissolution, after the Trust pays all amounts owed to creditors, the holders of the trust securities will be entitled to receive:

•	cash equal to the total liquidation amount of each trust security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment; or

•	subordinated debt securities in a total principal amount equal to the total liquidation amount of the trust securities.

If the Trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by the Trust on its trust securities will be paid proportionately. However, if an event of default under the related amended and restated trust agreement occurs, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities. Under certain circumstances involving the dissolution of the Trust, subject to obtaining any required regulatory approval, subordinated debt securities will be distributed to the holders of the trust securities in liquidation of the Trust.

Trust Enforcement Events

An event of default under the subordinated indenture relating to the subordinated debt securities will be an event of default under the amended and restated trust agreement (a “Trust Enforcement Event”). See “Description of Debt Securities—Debt Securities of CSX Corporation—Events of Default.”

In addition, the voluntary or involuntary dissolution, winding up or termination of the Trust is also a Trust Enforcement Event, except in connection with:

•	the distribution of the subordinated debt securities to holders of the trust securities of the Trust,

•	the redemption of all of the trust securities of the Trust, and

•	mergers, consolidations or amalgamations permitted by the amended and restated trust agreement of the Trust.

Under the amended and restated trust agreement, the holder of the trust common securities will be deemed to have waived any Trust Enforcement Event with respect to the trust common securities until all Trust Enforcement Events with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events with respect to the trust preferred securities have been so cured, waived, or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities and only the holders of the trust preferred securities will have the right to direct the property trustee with respect to certain matters under the amended and restated trust agreement and the subordinated indenture. In the event that any Trust Enforcement Event with respect to the trust preferred securities is waived by the holders of the trust preferred securities as provided in the amended and restated trust agreement, under the amended and restated trust agreement the holders of trust common securities have agreed that the waiver also constitutes a waiver of the Trust Enforcement Event with respect to the trust common securities for all purposes under the amended and restated trust agreement without any further act, vote or consent of the holders of trust common securities.

CSX and the administrative trustees must file annually with the property trustee a certificate evidencing compliance with all the applicable conditions and covenants under the amended and restated trust agreement.

Upon the occurrence of a Trust Enforcement Event, the property trustee, as the sole holder of the subordinated debt securities, will have the right under the subordinated indenture to declare the principal of, interest and premium, if any, on the subordinated debt securities to be immediately due and payable.

If the property trustee fails to enforce its rights under the amended and restated trust agreement or the subordinated indenture to the fullest extent permitted by law and subject to the terms of the amended and restated trust agreement and the subordinated indenture, any holder of trust preferred securities may sue us, or seek other remedies, to enforce the property trustee’s rights under the amended and restated trust agreement or the subordinated indenture without first instituting a legal proceeding against the property trustee or any other person. If a Trust Enforcement Event occurs and is continuing as a result of our failure to pay principal of or interest or premium, if any, on the subordinated debt securities when payable, then a holder of the trust preferred securities may directly sue us or seek other remedies, to collect its proportionate share of payments owed. See “Relationship Among the Trust Preferred Securities, the Guarantee and the Subordinated Debt Securities Held by the Trust.”

Removal and Replacement of Trustees

Only the holders of trust common securities have the right to remove or replace the trustees of the Trust, except that while an event of default in respect of the subordinated debt securities has occurred and is continuing, the holders of a majority in aggregate liquidation amount of the trust preferred securities will have this right. The resignation or removal of any trustee and the appointment of a successor trustee will be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the amended and restated trust agreement.

Mergers, Consolidations or Amalgamations of the Trust

The Trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other corporation or other body (each, a “Merger Event”), except as described below. The Trust may, with the consent of a majority of its administrative trustees and without the consent of the holders of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by, another trust, provided that:

•	the successor entity either

•	assumes all of the obligations of the Trust relating to its trust securities, or

•

substitutes other securities for the trust securities that are substantially similar to the trust securities, so long as the successor securities rank the same as the trust securities for distributions and payments upon liquidation, redemption and otherwise;

•	CSX acknowledges a trustee of the successor entity, who has the same powers and duties as the property trustee of the Trust, as the holder of the subordinated debt securities;

•

the trust preferred securities are listed, or any successor securities will be listed, upon notice of issuance, on the same securities exchange or other organization that the trust preferred securities are then listed;

•	the Merger Event does not cause the trust preferred securities or successor securities to be downgraded by any nationally recognized statistical rating organization;

•

the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the trust securities or successor securities in any material way, other than with respect to any dilution of the holders’ interest in the new entity;

•	the successor entity has a purpose identical to that of the Trust;

•	prior to the Merger Event, CSX has received an opinion of counsel from a nationally recognized law firm stating that

•

the Merger Event does not adversely affect the rights of the holders of the trust preferred securities or any successor securities in any material way, other than with respect to any dilution of the holders’ interest in the new entity, and

•

following the Merger Event, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act, and will continue to be classified as a grantor trust for U.S. federal income tax purposes;

•	CSX guarantees the obligations of the successor entity under the successor securities in the same manner as in the guarantee; and

•	the successor entity expressly assumes all of the obligations of the trust with respect to the trustees.

In addition, unless all of the holders of the trust preferred securities and trust common securities approve otherwise, the Trust will not consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if, in the opinion of a nationally recognized tax counsel experienced in such matters, the transaction would cause the Trust or the successor entity to be classified other than as a grantor trust for U.S. federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

The holders of trust preferred securities have no voting rights except as discussed above under “Mergers, Consolidations or Amalgamations of the Trust” and below under “Description of the Guarantee—Amendments,” and as otherwise required by law and the amended and restated trust agreement.

The amended and restated trust agreement may be amended if approved by a majority of the administrative trustees of the Trust. However, any amendment that would (a) change the amount or timing of any distribution of the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date or (b) restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date, will entitle the holders of such trust securities, voting together as a single class, to vote on such amendment or proposal and such amendment or proposal will only be effective with the approval of each of the holders of the trust securities affected thereby.

Additionally, if any proposed amendment provides for, or the administrative trustees otherwise propose to effect,

•	any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the amended and restated trust agreement or otherwise, or

•	the dissolution, winding up or termination of the Trust other than under the terms of its amended and restated trust agreement,

then the holders of the trust preferred securities as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will only be effective if approved by at least a majority in liquidation amount of the trust preferred securities affected by the amendment or proposal.

No amendment may be made to an amended and restated trust agreement if that amendment would:

•	cause the Trust to be characterized as other than a grantor trust for U.S. federal income tax purposes;

•	reduce or otherwise adversely affect the powers of the property trustee; or

•	cause the Trust to be deemed to be an “investment company” which is required to be registered under the Investment Company Act.

The holders of a majority of the total liquidation amount of the trust preferred securities have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•

direct the exercise of any power conferred upon the property trustee under the amended and restated trust agreement, including the right to direct the property trustee, as the holder of the subordinated debt securities, to:

•	exercise the remedies available under the subordinated indenture with respect to the subordinated debt securities,

•	waive any event of default under the subordinated indenture that is waivable, or

•	cancel an acceleration of the principal of the subordinated debt securities.

In addition, before taking any of the foregoing actions, the property trustee must obtain an opinion of counsel stating that, as a result of that action, the Trust will continue to be classified as a grantor trust for U.S. federal income tax purposes.

As described in the form of amended and restated trust agreement, holders of trust preferred securities may vote on a change at a meeting or by written consent.

If a vote by the holders of trust preferred securities is taken or a consent is obtained, any trust preferred securities owned by CSX or any of our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding, which will have the following consequences:

•	we and any of our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of trust preferred securities; and

•	any trust preferred securities owned by CSX or any of our affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

Information Concerning the Property Trustee

The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) will be the property trustee. The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) will also be the guarantee trustee, the subordinated indenture trustee and the senior indenture trustee. CSX and certain of our affiliates may from time to time maintain deposit accounts and other banking relationships with The Bank of New York Mellon Trust Company, N.A. The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) also serves as trustee under other indentures pursuant to which securities of CSX are outstanding. See “Description of Debt Securities—Debt Securities of CSX Corporation—Concerning the Trustees.”

For matters relating to compliance with the Trust Indenture Act, the property trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only the duties that are specifically described in the amended and restated trust agreement and, upon a Trust Enforcement Event, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the applicable amended and restated trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

Information Concerning the Delaware Trustee

BNY Mellon Trust of Delaware, as successor to Chase Bank USA, National Association (formerly known as Chase Manhattan Bank USA, National Association) will serve as trustee of the Trust in the State of Delaware for the purpose of complying with the provisions of the Delaware Statutory Trust Act. The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), an affiliate of BNY Mellon Trust of Delaware, will serve as property trustee and in the other capacities described above under “Information Concerning the Property Trustee.”

Information Concerning the Administrative Trustees

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in a way that:

•	will not cause it to be deemed to be an “investment company” required to be registered under the Investment Company Act;

•	will cause it to be classified as a grantor trust for U.S. federal income tax purposes; and

•	will cause the subordinated debt securities it holds to be treated as indebtedness of CSX for U.S. federal income tax purposes.

CSX and the administrative trustees are authorized to take any action, so long as it is not inconsistent with applicable law or the certificate of trust or amended and restated trust agreement, that we and the administrative trustees determine to be necessary or desirable for those purposes.

Description of the Guarantee

CSX will execute the guarantee at the time the Trust issues the trust preferred securities for the benefit of the holders of the trust preferred securities.

The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) will act as guarantee trustee under the guarantee. The guarantee trustee will hold the guarantee for the benefit of the holders of the trust preferred securities.

The following description of the guarantee is only a summary. The form of guarantee is an exhibit to the registration statement and the following discussion is qualified in its entirety by reference thereto.

General

CSX will irrevocably and unconditionally agree under the guarantee to pay the guarantee payments that are defined below, to the extent specified in the guarantee, to the holders of the trust preferred securities, to the extent that the guarantee payments are not paid by or on behalf of the Trust. We are required to pay the guarantee payments to the extent specified in the guarantee regardless of any defense, right of set-off or counterclaim that we may have or may assert against any person.

The following payments and distributions on the trust preferred securities of the Trust are guarantee payments:

•

any accrued and unpaid distributions required to be paid on the trust preferred securities of the Trust, but only to the extent that the Trust has funds legally and immediately available for those distributions;

•

the redemption price for any trust preferred securities that the Trust calls for redemption, including all accrued and unpaid distributions to the redemption date, but only to the extent that the Trust has funds legally and immediately available for the payment; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of the Trust, other than in connection with the distribution of subordinated debt securities to the holders of trust securities of the Trust or the redemption of all the trust preferred securities of the Trust, the lesser of:

•

the sum of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities of the Trust to the payment date, to the extent that the Trust has funds legally and immediately available for the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the trust preferred securities of the Trust in liquidation of the Trust.

We may satisfy our obligation to make a guarantee payment by making that payment directly to the holders of the related trust preferred securities or by causing the Trust to make the payment to those holders.

The guarantee will be a full and unconditional guarantee, subject to certain subordination provisions, of the guarantee payments with respect to the trust preferred securities from the time of issuance of the trust preferred securities, except that the guarantee will only apply to the payment of distributions and other payments on the trust preferred securities when the Trust has sufficient funds legally and immediately available to make those distributions or other payments.

If CSX does not make the required payments on the subordinated debt securities that the property trustee holds under the Trust, the Trust will not make the related payments on the trust preferred securities.

Subordination

Our obligations under the guarantee will be unsecured obligations. Those obligations will rank:

•	subordinate and junior in right of payment to certain other liabilities of CSX, as described in the prospectus supplement;

•	equal in priority with subordinated debt securities and similar guarantees that CSX may issue or enter into in respect of the Trust or any similar financing vehicle sponsored by CSX; and

•	senior to our preferred and common stock.

CSX has no subordinated debt securities outstanding that will rank equal in priority with the guarantee. CSX has common stock outstanding that will rank junior to the guarantee.

The guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us, as guarantor, to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

The terms of the trust preferred securities will provide that each holder of the trust preferred securities, by accepting those trust preferred securities, agrees to the subordination provisions and other terms of the guarantee.

Amendments

CSX may amend the guarantee without the consent of any holder of the trust preferred securities to which the guarantee relates if the amendment does not materially and adversely affect the rights of those holders. We may otherwise amend the guarantee with the approval of the holders of at least 50% of the outstanding trust preferred securities to which the guarantee relates.

Termination

The guarantee will terminate and be of no further effect when:

•	the redemption price of the trust preferred securities to which the guarantee relates is fully paid;

•	CSX distributes the related subordinated debt securities to the holders of those trust preferred securities; or

•	the amounts payable upon liquidation of the related Trust are fully paid.

The guarantee will remain in effect or will be reinstated if at any time any holder of the related trust preferred securities must restore payment of any sums paid to that holder with respect to those trust preferred securities or under the guarantee.

Material Covenants

CSX will covenant that, so long as any trust preferred securities remain outstanding, if there is an event of default under the guarantee or under the subordinated indenture for the related subordinated debt securities or during an extension of the interest payment period for the related subordinated debt securities:

•	we will not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of CSX’s capital stock; and

•

we will not make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any CSX debt securities that rank equally with or junior to the subordinated debt securities issued to the Trust or make any guarantee payments with respect to any guarantee by CSX of the debt securities of any subsidiary of CSX if such guarantee ranks equally with or junior to the subordinated debt securities issued to the Trust.

We may, however, make the following types of distributions:

•	dividends or distributions paid in common stock;

•	dividends in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights pursuant to such a plan;

•	payments to a trust holding securities of the same series under a guarantee; and

•	purchases of common stock related to the issuance of common stock or rights under any of CSX’s benefit plans.

Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the guarantee is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. The Trust, as holder of the guarantee and the subordinated debt securities, will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders.

Events of Default

An event of default will occur under the guarantee if we fail to perform any of our payment obligations under the guarantee. The holders of a majority of the trust preferred securities of any series may waive any such event of default and its consequences on behalf of all of the holders of the trust preferred securities of that series. The guarantee trustee is entitled to enforce the guarantee for the benefit of the holders of the trust preferred securities of a series if an event of default occurs under the related guarantee. The holders of a majority of the trust preferred securities to which the guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee with respect to the guarantee or to direct the exercise of any trust or power that the guarantee trustee holds under the guarantee. Any holder of the related trust preferred securities may institute a legal proceeding directly against us to enforce that holder’s rights under the guarantee without first instituting a legal proceeding against the guarantee trustee or any other person or entity.

Concerning the Guarantee Trustee

The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) will be the guarantee trustee. It will also serve as the property trustee, the subordinated indenture trustee and the senior indenture trustee. We and certain of our affiliates may from time to time maintain deposit accounts and other banking relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates. The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) also serves as trustee under one other indenture pursuant to which securities of CSX are outstanding. See “Description of Debt Securities—Debt Securities of CSX Corporation—Concerning the Trustees.” The guarantee trustee will perform only those duties that are specifically set forth in each guarantee unless an event of default under the guarantee occurs and is continuing. In case an event of default occurs and is continuing, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to those provisions, the guarantee trustee is under no obligation to exercise any of its powers under any guarantee at the request of any holder of the related trust preferred securities unless that holder offers to the guarantee trustee security and indemnity reasonably satisfactory to the guarantee trustee against the costs, expenses and liabilities that it might incur as a result.

Agreement as to Expenses and Liabilities

CSX will enter into an agreement as to expenses and liabilities as required under the amended restated trust agreement. The agreement as to expenses and liabilities will provide that we will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the Trust to each person or entity to whom the Trust becomes indebted or liable. The exceptions to CSX’s obligation are the obligations of the Trust to pay to the holders of the trust preferred securities or other similar interests in the Trust the amounts due to the holders under the terms of the trust preferred securities or the similar interests.

Relationship among the Trust Preferred Securities, the Guarantee and the Subordinated Debt Securities Held by the Trust

CSX will guarantee payments of distributions and redemption and liquidation payments due on the trust preferred securities, to the extent the Trust has funds available for the payments, as described under “Description of the Guarantee.” No single document executed by us in connection with the issuance of the trust preferred securities will provide for our full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of our obligations under the guarantee, the amended and restated trust agreement and the subordinated indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations under the trust preferred securities.

As long as we make payments of interest and other payments when due on the subordinated debt securities held by the Trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by the Trust, primarily because:

•	the total principal amount of the subordinated debt securities will be equal to the sum of the total liquidation amount of the trust preferred securities;

•	the interest rate and interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

•	we will pay for any and all costs, expenses and liabilities of the Trust except its obligations under its trust preferred securities; and

•	the amended and restated trust agreement will provide that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

If, and to the extent that, we do not make payments on the subordinated debt securities, the Trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts. Instead, you may directly sue us or seek other remedies to collect your proportionate share of payments owed. If you sue us to collect payment, then we will assume your rights as a holder of trust preferred securities under the amended and restated trust agreement to the extent we make a payment to you in any such legal action.

Accounting Treatment

The Trust will be treated as a subsidiary of ours for financial reporting purposes. Accordingly, our consolidated financial statements will include the accounts of the Trust. The trust preferred securities, along with other trust preferred securities that we guarantee on an equivalent basis, will be presented as a separate line item in our consolidated balance sheets, and appropriate disclosures about the trust preferred securities, the guarantee and the subordinated debt securities will be included in the notes to the consolidated financial statements. We will record distributions that the Trust pays on the trust preferred securities as an expense in our consolidated statement of income.

Governing Law

The amended and restated trust agreement and the rights of the parties under such agreement will generally be governed by the laws of the State of Delaware. The guarantee of the trust preferred securities will be governed by the law of the State of New York.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, the authorized capital stock of CSX is (i) 1,800,000,000 shares of common stock, par value $1.00 per share, and (ii) 25,000,000 shares of preferred stock, without par value, issuable in series. As of January 31, 2019, 815,630,366 shares of common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

The following discussion of the material provisions of the common stock, preferred stock, Amended and Restated Articles of Incorporation and Bylaws of CSX are qualified in their entirety by reference to the Amended and Restated Articles of Incorporation and Bylaws, copies of which have been incorporated by reference to the registration statement.

Common Stock

CSX may issue shares of common stock, either separately, or together with, or upon the conversion of or in exchange for, other securities. If we offer common stock, the specific terms of the offering, including the number of shares offered and the initial public offering price, will be described in the applicable prospectus supplement.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “CSX.” All outstanding shares of common stock are fully-paid and non-assessable. Any additional shares of common stock we issue will also be fully-paid and non-assessable. Holders of common stock are entitled to one vote per share on all matters voted on by shareholders and, except as otherwise required by law or provided by the terms of any series of preferred stock, the holders of those shares exclusively possess all voting power of CSX. No holder of common stock is entitled as such, as a matter of right, to subscribe for or purchase any shares of common stock or preferred stock. There is no cumulative voting in the election of directors, who are elected annually by a vote of the majority of the votes cast with respect to a nominee’s election; provided, that if there are more nominees for election than the number of directors to be elected, directors are elected by a plurality of the votes cast in such an election. Subject to the preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to receive ratably dividends as may be declared from time to time by our Board of Directors from funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of CSX, holders of common stock are entitled to share ratably in all assets remaining after payment or provision for liabilities and amounts owing in respect of any outstanding preferred stock.

The transfer agent for CSX common stock is Broadridge Corporate Issuer Solutions, Inc., located in Edgewood, New York.

Preferred Stock

CSX may issue shares of our preferred stock, in one or more series, either separately, or together with, or upon the conversion of or in exchange for, other securities.

The following description of preferred stock sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. If we offer preferred stock, the terms of any particular series of preferred stock, including preferred stock to be represented by depositary shares, will be described in the applicable prospectus supplement, including (where applicable):

•	the title of the series;

•	the number of shares offered;

•	the initial public offering price;

•	the dividend rate or method of calculation of the dividend rate and the dividend payment dates or periods;

•	the date from which dividends will accrue and whether dividends will be cumulative;

•	any right to vote with holders of shares of any other series or class and any right to vote as a class;

•	the provisions for redemption or repurchase, if applicable, including any sinking fund provisions for the redemption or repurchase of shares;

•	the amount payable with respect to both the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of CSX;

•	any listing on any securities exchange;

•	the procedures for any auction or remarketing, if any;

•	the terms and conditions, if any, upon which the preferred stock will be convertible into or exchangeable for other securities;

•	whether interests will be represented by depositary shares; and

•	any other specific terms of the offered preferred stock.

The form of articles of amendment relating to a series of preferred stock will be filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus forms a part. The terms of the preferred stock offered by any prospectus supplement may differ from the general terms set forth in this prospectus.

Subject to limitations prescribed by Virginia law and CSX’s Amended and Restated Articles of Incorporation, our Board of Directors, without further action by the shareholders, is authorized to designate and issue in series preferred stock and to fix as to any series:

•	the number of shares constituting that series;

•	the rate of dividend, the time of payment and, if cumulative, the dates from which dividends will be cumulative, and the extent of participation rights, if any;

•	any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action;

•	the price at and the terms and conditions on which shares may be redeemed, including any sinking fund provisions for the redemption or purchase of shares;

•	the amount payable upon shares in the event of a voluntary or involuntary liquidation; and

•	whether shares will have the privilege of conversion, and if so, the terms and conditions on which shares may be converted.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of CSX or to remove present management and could have the effect of delaying or preventing a merger, tender offer or other attempted takeover of CSX. No holder of preferred stock will be entitled, as a matter of right, to subscribe for or purchase any shares of preferred stock or common stock.

Preferred stock will, when issued, be fully-paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement, any series of offered preferred stock will rank, with respect to dividends and the distribution of assets, senior to common stock, and on a parity with shares of any other then outstanding series of preferred stock. Therefore, any preferred stock that may subsequently be issued may limit the rights of the holders of our common stock and preferred stock. In addition, under certain circumstances, preferred stock could also restrict dividend payments to our holders of common stock.

The transfer agent and registrar for a series of preferred stock will be named in the applicable prospectus supplement.

Virginia Stock Corporation Act; Anti-takeover Effects

The Virginia Stock Corporation Act (“VSCA”) contains provisions governing “Affiliated Transactions.” These provisions, with several exceptions discussed below, generally require approval of certain material transactions between a Virginia corporation and any beneficial holder of more than 10% of any class of its outstanding voting shares (an “Interested Shareholder”) by a majority of disinterested directors and by the holders of at least two-thirds of the remaining voting shares. Affiliated Transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder, or any reclassification, including a reverse stock split, recapitalization or merger of the corporation with its subsidiaries, which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than 5%.

For three years following the time that a person becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with that Interested Shareholder without the approval of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder, and the approval of a majority of the Disinterested Directors. “Disinterested Director” means, with respect to a particular Interested Shareholder, a member of our Board of Directors who was:

•	a member before the date on which an Interested Shareholder became an Interested Shareholder, or

•	recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board of Directors.

After the expiration of the three-year period, the statute requires approval of Affiliated Transactions by two-thirds of the voting shares other than those beneficially owned by the Interested Shareholder.

The principal exceptions to the special voting requirements apply to transactions proposed after the three-year period has expired and require either that the transaction be approved by a majority of CSX’s Disinterested Directors or that the transaction satisfy the fair-price requirements of the statute. In general, the fair-price requirement provides that in a two-step acquisition transaction, the Interested Shareholder must pay the shareholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire CSX’s shares in the first step.

None of the limitations and special voting requirements described above applies to an Interested Shareholder whose acquisition of shares making that person an Interested Shareholder was approved by a majority of CSX’s Disinterested Directors.

These provisions are designed to deter certain types of takeovers of Virginia corporations. The statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation can adopt an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions will not apply to the corporation. At the 2006 annual meeting, the shareholders of CSX voted to “opt out” of the Affiliated Transactions provisions of the VSCA. Under CSX’s amended and restated articles of incorporation, the following actions must be approved by the affirmative vote of a majority of the voting shares entitled to vote: (1) any plan of merger or share exchange for which the VSCA requires shareholder approval; (2) the sale of all or substantially all of CSX’s property for which the VSCA requires shareholder approval; and (3) the dissolution of CSX. Majority voting for these three types of actions became effective on November 3, 2007, 18 months after the amendment was approved by the shareholders.

Virginia law also generally provides that shares of a Virginia corporation acquired in a transaction that would cause the acquiring person’s voting strength to meet or exceed any of three thresholds (20%, 33-1/3% or 50%) have no voting rights with respect to those shares unless granted by a majority vote of shares not owned by the acquiring person or any officer or employee-director of the corporation. This provision empowers an acquiring person to require the Virginia corporation to hold a special meeting of shareholders to consider the matter within 50 days of its request. CSX’s bylaws provide that this law does not apply to acquisitions of CSX stock.

DESCRIPTION OF DEPOSITARY SHARES

CSX may offer depositary shares (either separately or together with other securities) representing fractional interests in shares of our preferred stock of any series. In connection with the issuance of any depositary shares, CSX will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following the issuance by CSX of the preferred stock related to the depositary shares, we will deposit the shares of preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, limitations and restrictions on dividend, voting, conversion, exchange, redemption and liquidation rights).

The form of deposit agreement, together with the form of related depositary receipt, that will be entered into with respect to a particular offering of depositary shares will be filed as an exhibit to a post-effective amendment to the registration statement or incorporated by reference in the registration statement.

The applicable prospectus supplement will describe the terms of the depositary shares and the related deposit agreement for a particular issue of depositary shares, which terms may include the following if applicable to those depositary shares:

•	the terms of the series of preferred stock deposited by CSX under the related deposit agreement;

•	the name and address of the depositary;

•	the number of depositary shares and the fraction of one share of preferred stock represented by one depositary share;

•	whether the depositary shares will be listed on any securities exchange;

•	whether the depositary shares will be sold with any other securities and, if so, the amount and terms of those securities; and

•	any other specific terms of the depositary shares and the related deposit agreement.

DESCRIPTION OF SECURITIES WARRANTS

CSX may issue warrants for the purchase of CSX’s debt securities, guarantees, preferred stock or common stock, or securities of third parties (including debt securities of CSXT) or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Each warrant will entitle the holder to purchase the principal amount of debt securities, number of shares of preferred stock or common stock, or specified amount of securities of third parties or specified other rights, as the case may be, at the exercise price and in the manner specified in the prospectus supplement relating to such warrants. Warrants may be exercised at any time up to the date and time specified in the applicable warrant agreement and set forth in the applicable prospectus supplement.

Warrants will be issued under one or more warrant agreements to be entered into between CSX and a bank or trust company, as warrant agent. The material terms and provisions of such warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. The form of securities warrant agreement, including the form of certificates representing the warrants, that will be entered into with respect to a particular offering of warrants will be filed as an exhibit to a post-effective amendment to the registration statement or incorporated by reference in the registration statement.

The applicable prospectus supplement will describe the terms of any warrants in respect of which this prospectus and such prospectus supplement is being delivered, which terms may include the following if applicable to those warrants:

•	the title and aggregate number of the warrants;

•	the price or prices at which such warrants will be issued;

•

the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of the warrants; the price, or the manner of determining the price, at which the debt securities may be purchased upon exercise of the warrants;

•

the designation, number of shares and terms of the series of preferred stock purchasable upon exercise of the warrants; the price, or the manner of determining the price, at which the preferred stock may be purchased upon exercise of the warrants;

•

the number of shares of common stock that may be purchased upon exercise of each warrant; the price, or the manner of determining the price, at which the shares may be purchased upon the exercise of the warrants;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more

•	specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	if other than cash, the property and manner in which the exercise price of the warrants may be paid; and any maximum or minimum number of warrants that may be exercisable at any one time;

•	the time or times at which, or period or periods during which, the warrants may be exercised and the expiration date of the warrants;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	the terms of any right of CSX to redeem the warrants;

•	the terms of any right of CSX to accelerate the exercise of the warrants upon the occurrence of certain events;

•	whether the warrants will be sold with any other securities, and the date, if any, on and after which the warrants and the other securities will be separately transferable;

•	whether the securities warrants will be issued in registered or bearer form and information with respect to book-entry procedures, if any;

•	a discussion of certain material U.S. Federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

CSX’s debt securities, guarantees, common or preferred stock, or securities of third parties (including debt securities of CSXT), a basket of such securities, an index or indices of such securities or any combination of the foregoing as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities (of CSX or CSXT), guarantees, shares of preferred stock, shares of common stock or any combination of such securities. The applicable supplement will describe:

•

the terms of the units and of the warrants, debt securities and common and/or preferred stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

CSX, CSXT or the Trust, as applicable, may sell securities to one or more underwriters for public offering and sale by them or may sell securities to institutional investors directly or through agents who solicit or receive offers on our behalf or through dealers or through a combination of any of these methods of sale. The prospectus supplement with respect to particular securities will set forth the terms of the offering of those securities, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the public offering or purchase price and the proceeds to CSX, CSXT or the Trust, as applicable, from that sale;

•	the expenses of the offering;

•	any discounts and commissions to be allowed or paid to the underwriters, dealers or agents;

•	all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

•	the securities exchanges, if any, on which the securities will be listed.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We also may offer and sell securities in exchange for one or more of our outstanding issues of securities. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from CSX, CSXT or the Trust, as applicable, in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with CSX, CSXT or the Trust, as applicable, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

If so indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any institutional purchaser under those contracts will not be subject to any conditions except:

•	the purchase by that institution of the securities covered by the contract will not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject, and

•	if the securities are being sold to underwriters, we will have sold to the underwriters the total principal amount of the securities less the principal amount covered by delayed delivery contracts.

Each series of offered securities other than common stock will be a new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by CSX, CSXT or the Trust, as applicable, for public offering and sale may make a market in such offered securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered securities.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot offered securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Certain of the underwriters, dealers or agents and their affiliates may engage in transactions with and perform services for CSX or CSXT in the ordinary course of business.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Hunton Andrews Kurth LLP, Richmond, Virginia and by Davis Polk & Wardwell LLP, New York, New York. Certain matters relating to the formation of the Trust and the issuance of the trust preferred securities under Delaware law and the trust agreements will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and CSX.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to Be Paid
Registration fee	$(1)
Printing	(2)
Legal fees and expenses (including Blue Sky fees)	(2)
Trustee fees	(2)
Rating Agency fees	(2)
Accounting fees and expenses	(2)
Miscellaneous	(2)

TOTAL	$(2)

(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
(2)	The amount of these expenses is not presently known.

Item 15. Indemnification of Directors and Officers

CSX Corporation

CSX Transportation, Inc.

Article 10 of the VSCA allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his or her conduct was unlawful. Article 10 of the VSCA also provides that a corporation may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the corporation) if authorized by its articles of incorporation or a shareholder-adopted bylaw, except an indemnity against willful misconduct or a knowing violation of the criminal law. Article 9 of the VSCA provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.

Article VII of CSX’s Amended and Restated Articles of Incorporation provides for mandatory indemnification of any director or officer of CSX who is, was or is threatened to be made a party to any proceeding (including any proceeding by or on behalf of CSX) by reason of the fact that he or she is or was a director or officer of CSX against all liabilities and reasonable expenses incurred in the proceeding, except such liabilities and expenses as are incurred because of such director’s or officer’s willful misconduct or knowing violation of the criminal law.

CSX’s Amended and Restated Articles of Incorporation also provide that in every instance permitted under the VSCA in effect from time to time, the liability of a director or officer of CSX to CSX or CSX’s shareholders arising out of a single transaction, occurrence or course of conduct will be limited to one dollar.

Article V of CSXT’s Amended and Restated Articles of Incorporation provides for mandatory indemnification of any director or officer of CSXT who is, was or is threatened to be made a party to any proceeding (including any proceeding by or on behalf of CSXT) by reason of the fact that he or she is or was a director or officer of CSXT against all liabilities and reasonable expenses incurred in the proceeding, except such liabilities and expenses as are incurred because of such director’s or officer’s willful misconduct or knowing violation of the criminal law.

CSXT’s Amended and Restated Articles of Incorporation also provide that in every instance permitted under the VSCA in effect from time to time, the liability of a director or officer of CSXT to CSXT or CSXT’s shareholders arising out of a single transaction, occurrence or course of conduct will be limited to one dollar.

Each of CSX and CSXT maintains a standard policy of officers’ and directors’ liability insurance.

The underwriting, distribution or similar agreements filed or to be filed as exhibits to the registration statement will contain provisions regarding indemnification of the registrants’ officers, directors and controlling persons against certain liabilities.

CSX Capital Trust I

The Trust Agreement of the CSX Trust provides that, to the fullest extent permitted by law, CSX shall indemnify BNY Mellon Trust of Delaware, as successor to Chase Bank USA, National Association (formerly known as Chase Manhattan Bank USA, National Association), referred to herein as the “Indemnified Party”, or any of its officers, directors, shareholders, employees, representatives or agents, from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Indemnified Party by reason of the creation, operation or termination of the CSX Trust in a manner the Indemnified Party reasonably believed to be within the scope of authority conferred on the Indemnified Party by the Trust Agreement, except that the Indemnified Party shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by the Indemnified Party by reason of negligence or willful misconduct with respect to such acts or omissions.

The Amended and Restated Trust Agreement will provide that, to the fullest extent permitted by law, CSX will indemnify any administrative trustee, any affiliate of an administrative trustee, any officers, directors, shareholders, members, partners, employees, representatives of agents of any administrative trustee or any affiliates thereof, or any officer, employee or agent of the CSX Trust or its affiliates, each such person referred to as a “Debenture Issuer Indemnified Person”, who was or is an actual or threatened party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was a Debenture Issuer Indemnified Person against (A) in the case of actions, suits or proceedings other than an action by or in the right of the CSX Trust, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such Debenture Issuer Indemnified Person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the CSX Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful and (B) in the case of an action or suit by or in the right of the CSX Trust to procure a judgment in its favor, expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit, if such Debenture Issuer Indemnified Person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the CSX Trust (except, subject to certain limitations, where such Debenture Issuer Indemnified Person shall have been adjudged to be liable to the CSX Trust). CSX or the Trust may purchase and maintain insurance on behalf of any person who is or was a Debenture Issuer Indemnified Person against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such.

The Amended and Restated Trust Agreement will also provide that CSX will indemnify the property trustee, the Delaware trustee, any affiliate of the property trustee or the Delaware trustee, and any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the property trustee or the Delaware trustee, each of such persons being referred to as a “Fiduciary Indemnified Person,” against any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the CSX Trust, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties under the Amended and Restated Trust Agreement.

Item 16. Exhibits

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Exhibit

1.1	Form of Underwriting Agreement for Debt Securities (b)

1.2	Form of Underwriting Agreement for the other securities registered hereby (a)

4.1.1	Indenture, dated August 1, 1990, between CSX and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee (b)

Exhibit Number	Exhibit

4.1.2	First Supplemental Indenture, dated as of June 15, 1991, between CSX and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee (b)

4.1.3	Second Supplemental Indenture, dated as of May 6, 1997, between CSX and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee (incorporated herein by reference to Exhibit 4.3 to CSX’s Registration Statement on Form S-4 (Registration No. 333-28523) filed with the SEC on June 5, 1997)

4.1.4	Third Supplemental Indenture, dated as of April 22, 1998, between CSX and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee (incorporated herein by reference to Exhibit 4.2 to CSX’s Current Report on Form 8-K (File No. 001-8022) filed with the SEC on May 12, 1998)

4.1.5	Fourth Supplemental Indenture, dated as of October 30, 2001, between CSX and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee (incorporated herein by reference to Exhibit 4.1 to CSX’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2001 (File No. 001-8022) filed with the SEC on November 7, 2001)

4.1.6	Fifth Supplemental Indenture, dated as of October 27, 2003, between CSX and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee (incorporated herein by reference to Exhibit 4.1 to CSX’s Current Report on Form 8-K (File No. 001-8022) filed with the SEC on October 27, 2003)

4.1.7	Sixth Supplemental Indenture, dated as of September 23, 2004, between CSX and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee (incorporated herein by reference to Exhibit 4.1 to CSX’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 24, 2004 (File No. 001-8022) filed with the SEC on November 3, 2004)

4.1.8	Seventh Supplemental Indenture, dated as of April 25, 2007, between CSX and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee (incorporated herein by reference to Exhibit 4.4 to CSX’s Report on Form 8-K (File No. 001-8022) filed with the SEC on April 26, 2007)

4.1.9	Eighth Supplemental Indenture, dated as of March 24, 2010, between CSX and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee (incorporated herein by reference to Exhibit 4.1 to CSX’s Report on Form 10-Q filed with the SEC on April 19, 2010)

4.1.10	Ninth Supplemental Indenture, dated as of February 12, 2019, between CSX and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee (b)

4.2	Form of Senior Debt Security (a)

4.3	Form of Subordinated Indenture (incorporated herein by reference to Exhibit 4.9 to CSX’s Registration Statement on Form S-3 (Registration No. 333-60134))

4.3.1	Form of Supplemental Indenture to Subordinated Indenture (incorporated herein by reference to Exhibit 4.10 to CSX’s Registration Statement on Form S-3 (Registration No. 333-60134))

4.4	Form of Subordinated Debt Security (included as Exhibit A to the Form of Supplemental Indenture to Subordinated Indenture filed as Exhibit 4.3.1)

Exhibit Number	Exhibit

4.5	Indenture, dated December 13, 2007, between CSX Transportation, Inc., as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated herein by reference to Exhibit 4.3 to CSX’s Report on Form 8-K (File No. 001-8022) filed with the SEC on December 17, 2007)

4.5.1	First Supplemental Indenture, dated December 13, 2007, among CSX Transportation, Inc., as Issuer, CSX as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated herein by reference to Exhibit 4.4 to CSX’s Report on Form 8-K (File No. 001-8022) filed with the SEC on December 17, 2007)

4.5.2	Second Supplemental Indenture, dated October 24, 2008, among CSX Transportation, Inc., as Issuer, CSX as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated herein by reference to Exhibit 4.3 to CSX’s Report on Form 8-K (File No. 001-8022) filed with the SEC on October 24, 2008)

4.6	Form of Debt Security of CSX Transportation, Inc. (a)

4.7.1	Certificate of Trust of CSX Capital Trust I (incorporated herein by reference to Exhibit 4.12 to CSX’s Registration Statement on Form S-3 (Registration No. 333-60134))

4.7.2	Certificate of Amendment to Certificate of Trust of CSX Capital Trust I (incorporated herein by reference to Exhibit 4.7.2 to CSX’s Registration Statement on Form S-3 (Registration No. 333-186715))

4.8	Trust Agreement of CSX Capital Trust I, dated as of May 1, 2001 (incorporated herein by reference to Exhibit 4.13 to CSX’s Registration Statement on Form S-3 (Registration No. 333-60134))

4.9	Form of Amended and Restated Trust Agreement (incorporated herein by reference to Exhibit 4.15 to CSX’s Registration Statement on Form S-3 (Registration No. 333-103567))

4.10	Form of Trust Preferred Security (included as Exhibit A to the Form of Amended and Restated Trust Agreement filed as Exhibit 4.9)

4.11	Form of Trust Preferred Securities Guarantee Agreement to be delivered by CSX (incorporated herein by reference to Exhibit 4.12 to CSX’s Registration Statement on Form S-3 (Registration No. 333-103567))

4.12	Form of Agreement as to Expenses and Liabilities (incorporated herein by reference to Exhibit 4.17 to CSX’s Registration Statement on Form S-3 (Registration No. 333-103567))

4.13	Form of Articles of Amendment for Preferred Stock (a)

4.14	Form of Deposit Agreement including form of Depositary Receipt (a)

4.15	Form of Warrant Agreement (a)

4.16	Form of Purchase Contract (a)

4.17	Form of Unit Agreement (a)

5.1.1	Opinion of Davis Polk & Wardwell LLP (b)

5.1.2	Opinion of Hunton Andrews Kurth LLP (b)

5.1.3	Opinion of Richards, Layton & Finger, P.A. (b)

23.1	Consent of Ernst & Young LLP (b)

23.2.1	Consent of Davis Polk & Wardwell LLP contained in the opinion filed as Exhibit 5.1.1 hereto (b)

Exhibit Number	Exhibit

23.2.2	Consent of Hunton Andrews Kurth LLP contained in the opinion filed as Exhibit 5.1.2 hereto (b)

23.2.3	Consent of Richards, Layton & Finger, P.A. contained in the opinion filed as Exhibit 5.1.3 hereto (b)

24.1	Power of Attorney of certain officers and directors set forth on the signature pages to this Registration Statement (b)

25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) as Trustee under the Indenture, dated August 1, 1990, between CSX and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as amended and supplemented, on Form T-1 (b)

25.2	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. with respect to CSX Corporation’s form of Subordinated Indenture on Form T-1 (b)

25.3	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. with respect to CSX Transportation, Inc.’s Indenture, dated as of December 13, 2007, as supplemented, on Form T-1 (b)

25.4	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. with respect to the form of Amended and Restated Trust Agreement to be used for CSX Capital Trust I, on Form T-1 (b)

25.5	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. with respect to the form of Trust Preferred Guarantee Agreement to be used for CSX Corporation’s Guarantee of Trust Preferred Securities of CSX Capital Trust I, on Form T-1 (b)

(a)	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in the registration statement.
(b)	Filed herewith.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1) (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on February 12, 2019.

CSX Corporation

By:	/s/ Frank A. Lonegro
	Name:	Frank A. Lonegro
	Title:	Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of CSX CORPORATION, a Virginia corporation (the “Corporation”), hereby constitutes and appoints Nathan D. Goldman, Angela C. Williams and Sean R. Pelkey, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and file one or more Registration Statements on Form S-3 (or other appropriate form) for filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and any other documents in support thereof or supplemental or amendatory thereto, including any and all amendments thereto (including post-effective amendments) and all exhibits thereto, with respect to the issuance, either separately or together with other such securities, of senior and subordinated debt securities, warrants, preferred stock, common stock, depositary shares, purchase contracts and units of the Corporation, secured or senior unsecured debt securities of CSX Transportation, Inc., guarantees of debt securities of CSX Transportation, Inc., trust preferred securities of CSX Capital Trust I, and guarantees of trust preferred securities of CSX Capital Trust I (each a “Security” and collectively, the “Securities”) (including any Securities that are, by their terms, exchangeable for or convertible into other Securities and the Securities issuable upon exchange or conversion of such convertible or exchangeable Securities), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ James A. Foote	Chief Executive Officer and Director (Principal Executive Officer)	February 12, 2019
James A. Foote

/s/ Frank A. Lonegro	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 12, 2019
Frank A. Lonegro

/s/ Angela C. Williams	Vice President and Controller (Principal Accounting Officer)	February 12, 2019
Angela C. Williams

/s/ Nathan D. Goldman	Executive Vice President and Chief Legal Officer, Corporate Secretary	February 12, 2019
Nathan D. Goldman

/s/ John J. Zillmer	Chairman of the Board and Director	February 12, 2019
John J. Zillmer

/s/ Donna M. Alvarado	Director	February 12, 2019
Donna M. Alvarado

/s/ John B. Breaux	Director	February 12, 2019
John B. Breaux

/s/ Pamela L. Carter	Director	February 12, 2019
Pamela L. Carter

/s/ Steven T. Halverson	Director	February 12, 2019
Steven T. Halverson

/s/ Paul C. Hilal	Director	February 12, 2019
Paul C. Hilal

/s/ John D. McPherson	Director	February 12, 2019
John D. McPherson

/s/ David M. Moffett	Director	February 12, 2019
David M. Moffett

/s/ Linda H. Riefler	Director	February 12, 2019
Linda H. Riefler

/s/ J. Steven Whisler	Director	February 12, 2019
J. Steven Whisler

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on February 12, 2019.

CSX Capital Trust I, By CSX Corporation, as Sponsor

By:	/s/ Frank A. Lonegro
	Name:	Frank A. Lonegro
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on February 12, 2019.

CSX Transportation, Inc.

By:	/s/ Nathan D. Goldman
	Name:	Nathan D. Goldman
	Title:	Executive Vice President and Chief Legal Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nathan D. Goldman, Angela C. Williams and Sean R. Pelkey and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ James M. Foote	President and Chief Executive Officer (Principal Executive Officer)	February 12, 2019
James M. Foote

/s/ Frank A. Lonegro	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	February 12, 2019
Frank A. Lonegro

/s/ Angela C. Williams	Vice President and Controller (Principal Accounting Officer)	February 12, 2019
Angela C. Williams

/s/ Nathan D. Goldman	Executive Vice President, Chief Legal Officer and Director	February 12, 2019
Nathan D. Goldman